                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 9, 2004


                                IMAX CORPORATION
                               ------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     CANADA
                               ------------------
                 (State or Other Jurisdiction of Incorporation)


            0-24216                                       98-0140269
------------------------------------------  ------------------------------------
    (Commission File Number)                (I.R.S. Employer Identification No.)


        2525 SPEAKMAN DRIVE, SHERIDAN PARK, MISSISSAUGA, ONTARIO       L5K 1B1
--------------------------------------------------------------------------------
                (Address of Principal Executive Offices)              (Zip Code)


                                 (905) 403-6500
          ------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On August 9, 2004, IMAX Corporation (the "Company") issued a press release announcing the Company's financial and operating results for the quarter ended June 30, 2004, a copy of which is attached below.

     The information in this current report on Form 8-K, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to in such filing.

[IMAX "LOGO"]

IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com
------------

         IMAX CORPORATION REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

HIGHLIGHTS

- Company signs multi-theatre deals with two of the top ten North American exhibitors, boosting commercial growth strategy; deals to increase total number of domestic multiplexes with an IMAX theatre by over 20%.

- National Amusements signs six-theatre deal with option to expand to as many as eighteen.

-    Cinemark USA signs contract for two IMAX(R) MPX(TM) theatre installations.

- Current IMAX DMR(R) releases of Warner Bros. Pictures' Harry Potter and the Prisoner of Azkaban and Columbia Pictures' Spider-Man 2 have strong box office performances.

- Company reports earnings of $0.04 per share, in-line with management guidance.

TORONTO -- August 9, 2004 -- IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today delivered on-target financial results for the second quarter of 2004 and presented strong evidence that its commercial strategy is taking hold. IMAX announced this morning that it has signed agreements with two of the top ten North American exhibitors for installations of between eight and twenty IMAX(R) MPX(TM) systems. In addition, early results for Spider-Man 2: The IMAX Experience, released by Sony Inc.'s Columbia Pictures, the fourth and latest studio to release an IMAX DMR(R) film to the worldwide IMAX network, show that the Company's newest DMR release is performing well at the box office.

The Company today reported that earnings for the three months ended June 30, 2004 were $0.04 per share on a diluted basis as compared to $0.03 per share in the prior year period. Excluding a gain of $0.2 million associated with discontinued operations, IMAX reported earnings from continued operations of $0.03 per diluted share in the second quarter of 2004.

"Today's announcements and the continued strong performance of our current DMR film releases show that we're making progress toward establishing IMAX theatres as a destination location for Hollywood event films," said IMAX co-Chairmen and co-CEOs Richard L. Gelfond and Bradley J. Wechsler. "As we continue to sign deals and partner with key exhibitors, we are advancing toward our goal of building a widespread, profitable network of IMAX theatres that will drive returns for our shareholders."

The Company announced this morning that it has signed an agreement with National Amusements Inc., the sixth largest North American commercial exhibitor, operating more than 1,425 motion picture screens in the U.S., the U.K., and Latin America, to install as many as 18 IMAX(R) theatre systems over the next several years. Under the specific terms of the deal, National Amusements will install 4 theatre systems in 2004 and 2 additional theatre systems in 2005 or 2006. As part of the deal, National Amusements may purchase up to 12 additional systems, predominantly in the United Kingdom. For National Amusements, which currently operates an IMAX theatre at The Bridge Cinema de lux in West Los Angeles, this marks a significant acceleration of its IMAX strategy.

IMAX further announced that it signed a deal with Cinemark USA, the number-three operator of commercial theatres in the U.S., to install two additional IMAX MPX theatre systems beginning next year. Cinemark operates more than 3,200 screens in 302 theatres worldwide, primarily in the U.S. and Latin America. The exhibitor currently operates over 2,200 screens in 188 domestic theatres, concentrated in mid-sized cities throughout the U.S., including 5 IMAX theatres.

These two theatre deals were completed subsequent to the close of the second quarter of 2004. During the second quarter, the Company signed new contracts for four IMAX theatre systems with a value of $7.3 million. Year to date, the Company has signed contracts for 19 theatre systems, on pace to meet its goal of 30 to 35 signings for the year. The Company signed contracts for 25 theatre systems for the full year 2003. If the theatres signed in the deals with National Amusements and Cinemark announced this morning were installed today, it would increase the number of domestic multiplexes with an IMAX theatre by 23% from 35 to 43.

"The early verdict is in," continued Messrs. Gelfond and Wechsler. "Major commercial exhibitors are starting to respond to our new business model, with IMAX DMR films driving revenues and our new IMAX MPX system significantly lowering the cost of entry into the IMAX business. We believe this will yield meaningful economic returns for our commercial customers, and we think that today's announcements and the increasing momentum in Hollywood event film releases should accelerate our ongoing discussions with other major exhibitors."

On June 4th, IMAX, in collaboration with Warner Bros. Pictures, released Harry Potter and the Prisoner of Azkaban: The IMAX Experience to 49 theatres domestically. The film grossed nearly $2.0 million in its opening weekend, and has since continued to perform well, grossing nearly $10.0 million domestically and nearly $12 million worldwide, and posting an 8% week-over-week increase in ticket sales in its 9th weekend.

On July 7th, IMAX and Sony's Columbia Pictures announced that Spider-Man 2: The IMAX Experience would be distributed to IMAX theatres beginning July 23rd. The film, which was released three weeks after the 35mm version, replaced Catwoman, a Warner Bros. Pictures release, as IMAX's second DMR summer release, after that picture was held back due to post-production delays. With this announcement, Sony's Columbia Pictures became the fourth major Hollywood studio to release an IMAX DMR film. Despite sharing screen time with Harry Potter and The Prisoner of Azkaban in 34 of 45 theatres, Spider-Man 2 grossed approximately $2.0 million in its first two weeks as fans everywhere opted to "Take Another Spin in IMAX." These early results are consistent with those for The Matrix Reloaded: The IMAX Experience, a similarly delayed release that grossed nearly $12 million domestically, and $15 million worldwide, in its 22-week run in IMAX theatres.

Today, IMAX also announced financial results for its second quarter of 2004. The Company's consolidated revenues were $31.7 million for the quarter as compared to $34.5 million in the prior year period. IMAX systems revenue was $20.5 million versus $22.1 million in the prior year period, as the Company recognized revenue on five theatre systems versus six in the second quarter of 2003. Film revenue was $6.6 million versus $7.5 million in the same period last year, as increases in film production revenue and film distribution revenue were more than offset by a decline in film print revenue. Theatre operations revenue increased to $3.8 million in the second quarter of 2004 from $3.6 million in the same period last year. Other revenues decreased to $0.9 million in the second quarter of 2004 from $1.2 million in the same period last year.

For the six-month period ended June 30, 2004, the Company's consolidated revenues were $56.6 million as compared to $68.1 million in the prior year period. Systems revenue was $36.5 million versus $44.5 million in the prior year period, as the Company recognized revenue on seven theatre systems as opposed to fourteen theatre systems in the year-ago period. Film revenue was $11.1 million, as compared to $14.3 million for the six months ended June 30, 2003. Theatre operations revenue was $7.5 million for the six months ended June 30, 2004, as compared to $6.8 million in the same period last year. Other revenues were $1.5 million, as compared to $2.6 million in the same period last year. The Company reported earnings from continuing operations of $0.01 per diluted share for the six months ended June 30, 2004, as compared to earnings per diluted share of $0.10 for the prior year period. Excluding the costs associated with the refinancing of the Company's Senior Notes of approximately $0.8 million, earnings from continuing operations were $0.03 per diluted share for the six months ended June 30, 2004.

The Company will host a conference call to discuss these results at 10:30 AM ET. To access the call interested parties should call (913) 981-5510 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 611793.

                                       ###

ABOUT IMAX CORPORATION
Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies. IMAX's businesses include the creation and delivery of the world's best cinematic presentations using proprietary IMAX and IMAX(R) 3D technology, and the development of the highest quality digital production and presentation. IMAX has developed revolutionary technology called IMAX DMR (Digital Re-mastering) that makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience(R). The IMAX brand is recognized throughout the world for extraordinary and immersive family entertainment experiences. As of June 30, 2004, there were 240 IMAX theatres operating in 35 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(TM), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.
   ------------

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

For additional information please contact:


MEDIA:                                 ANALYSTS:
IMAX CORPORATION, New York             IMAX CORPORATION, New York
Romi Schutzer                          Cheryl Cramer
212-821-0144                           212-821-0121
rschutzer@imax.com                     ccramer@imax.com
------------------                     ----------------

ENTERTAINMENT MEDIA:                   BUSINESS MEDIA:
Newman & Company, Los Angeles          Sloane & Company, New York
Al Newman                              Whit Clay
818-784-2130                           212-446-1864
asn@newman-co.com                      wclay@sloanepr.com
-----------------                      ------------------

                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)


                                                               THREE MONTHS ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
                                                              -----------------------------   -----------------------------
                                                                   2004            2003            2004           2003
                                                              -------------   -------------   -------------   -------------
REVENUE
IMAX systems                                                  $      20,482   $      22,143   $      36,502   $      44,459
Films                                                                 6,600           7,460          11,089          14,294
Theater operations                                                    3,771           3,608           7,513           6,775
Other                                                                   895           1,239           1,524           2,571
                                                              -------------   -------------   -------------   -------------
                                                                     31,748          34,450          56,628          68,099
COSTS OF GOODS AND SERVICES                                          17,139          20,164          29,657          37,813
                                                              -------------   -------------   -------------   -------------
GROSS MARGIN                                                         14,609          14,286          26,971          30,286

Selling, general and administrative expenses                          8,620           8,456          16,954          16,600
Research and development                                                870           1,168           2,015           1,881
Amortization of intangibles                                             154             152             305             291
Loss (income) from equity-accounted investees                            --              14              --            (273)
Receivable provisions, net of (recoveries)                              (69)             75            (967)            689
                                                              -------------   -------------   -------------   -------------
EARNINGS FROM OPERATIONS                                              5,034           4,421           8,664          11,098

Interest income                                                          98             145             225             410
Interest expense                                                     (4,120)         (4,056)         (8,189)         (8,343)
Loss on retirement of notes                                              --            (187)           (784)           (187)
                                                              -------------   -------------   -------------   -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES                                                        1,012             323             (84)          2,978

Recovery of income taxes                                                340             700             340             563
                                                              -------------   -------------   -------------   -------------
NET EARNINGS FROM CONTINUING OPERATIONS                               1,352           1,023             256           3,541
Net earnings (loss) from discontinued operations                        200             (54)            400            (149)
                                                              -------------   -------------   -------------   -------------
NET EARNINGS                                                  $       1,552   $         969   $         656   $       3,392
                                                              =============   =============   =============   =============

EARNINGS PER SHARE:
Earnings per share -- basic and fully diluted:
  Net earnings from continuing operations                     $        0.03   $        0.03   $        0.01   $        0.10
  Net earnings from discontinued operations                   $        0.01   $          --   $        0.01   $          --
                                                              -------------   -------------   -------------   -------------
  Net earnings                                                $        0.04   $        0.03   $        0.02   $        0.10
                                                              =============   =============   =============   =============

Weighted average number of shares outstanding (000's):
     Basic                                                           39,310          34,159          39,307          33,566
     Fully diluted                                                   39,937          35,454          39,621          34,364

Additional disclosure:

Depreciation and amortization(1)                               $      4,074    $      3,311    $      6,556   $       5,844

(1) Includes $0.3 million and $0.6 million in amortization of deferred financing costs charged to interest expense for the three and six months ended June 30, 2004 (2003 -- $0.2 million, $0.4 million)

                                IMAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (in thousands of U.S. dollars)


                                                                                      JUNE 30,
                                                                                        2004           DECEMBER 31,
                                                                                    (UNAUDITED)           2003
                                                                                  ----------------   ---------------
ASSETS
Cash and cash equivalents                                                         $         16,951   $        47,282
Restricted cash                                                                                 --             4,961
Accounts receivable, net of allowance for doubtful accounts of $7,598
  (2003 -- $7,278)                                                                          16,054            13,887
Financing receivables                                                                       56,968            56,742
Inventories                                                                                 26,449            28,218
Prepaid expenses                                                                             3,997             1,902
Film assets                                                                                  1,098             1,568
Fixed assets                                                                                33,104            35,818
Other assets                                                                                13,554            13,827
Deferred income taxes                                                                        4,623             3,756
Goodwill                                                                                    39,027            39,027
Other intangible assets                                                                      3,260             3,388
                                                                                  ----------------   ---------------
   Total assets                                                                   $        215,085   $       250,376
                                                                                  ================   ===============

LIABILITIES
Accounts payable                                                                  $          4,968   $         5,780
Accrued liabilities                                                                         49,879            43,794
Deferred revenue                                                                            51,223            63,344
New Senior Notes due 2010                                                                  160,000           160,000
Old Senior Notes due 2005                                                                       --            29,234
                                                                                  ----------------   ---------------
   Total liabilities                                                                       266,070           302,152
                                                                                  ----------------   ---------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Capital stock -- no par value. Authorized --
  unlimited number. Issued and outstanding -- 39,314,991 (2003 -- 39,301,758)              115,652           115,609
Other equity                                                                                 3,251             3,159
Deficit                                                                                   (170,533)         (171,189)
Accumulated other comprehensive income                                                         645               645
                                                                                  ----------------   ---------------
   Total shareholders' deficit                                                             (50,985)          (51,776)
                                                                                  ----------------   ---------------
   Total liabilities and shareholders' equity (deficit)                           $        215,085   $       250,376
                                                                                  ================   ===============

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMAX CORPORATION
                                         (Registrant)


Date:  August 9, 2004                    By:         "Richard L. Gelfond"
                                             -----------------------------------
                                         Name:  Richard L. Gelfond
                                         Title: Co-Chairman and
                                                Co-Chief Executive Officer